EXHIBIT 24.1

POWER OF ATTORNEY

The undersigned members of the Board of Directors and Executive Officers of Enterprise Financial Services Corp, a Delaware corporation (the “Company”) hereby appoint Frank H. Sanfilippo or Kevin C. Eichner as their Attorney-in-Fact for the purpose of signing the Company’s Securities Exchange Commission Form 10-K (and any and all Amendments thereto) for the year ended December 31, 2006.

Dated: January 31, 2007

Signatures	Title

/s/ Peter F. Benoist	Executive Vice President and Chairman of the Board of Directors

Peter F. Benoist

/s/ James J. Murphy	Lead Director

James Murphy

/s/ Kevin C. Eichner	Chief Executive Officer and Director

Kevin C. Eichner

/s/ Paul R. Cahn	Director

Paul R. Cahn

/s/ William H. Downey	Director

William H. Downey

/s/ Lewis A. Levey	Director

Lewis A. Levey.

/s/ Robert E. Guest, Jr.	Director

Robert E. Guest, Jr.

/s/ Richard S. Masinton	Director

Richard S. Masinton

/s/ Birch M. Mullins	Director

Birch M. Mullins

/s/ Robert E. Saur	Director

Robert E. Saur

/s/ Sandra Van Trease	Director

Sandra Van Trease

/s/ Henry D. Warshaw	Director

Henry D. Warshaw